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                                                                    EXHIBIT 23.5

                   CONSENT OF WACHTELL, LIPTON, ROSEN & KATZ

                                January 7, 1997

The Providence Journal Company
75 Fountain Street
Providence, RI 02902

     We hereby consent to the filing of the form of an opinion regarding tax matters as part of the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 (the "Prospectus") and to the reference to our firm appearing under the captions "THE MERGER -- Background," "THE MERGER -- Certain Federal Income Tax Consequences," "LEGAL MATTERS" and "THE MERGER AGREEMENT -- Conditions to the Merger" in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Commission.

                                            Very truly yours,

                                            /s/ WACHTELL, LIPTON, ROSEN & KATZ

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